UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 20, 2013

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices) (Zip Code)

(704) 557-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2013, Coca-Cola Bottling Co. Consolidated (the “Company”) and The Coca-Cola Company, by and through its Coca-Cola North America division (“CCNA”), entered into the 2014 Incidence Pricing Letter Agreement (the “Agreement”) for all sparkling beverages of The Coca-Cola Company that are bottler-produced for which the Company purchases concentrate from The Coca-Cola Company, FUZE Refreshments (Coldfill only) and Minute Maid Adult Refreshments (Coldfill only) (collectively, the “Brands”). The Agreement will not apply to concentrate that the Company uses to manufacture finished goods for resale to CCNA or to authorized Coca-Cola bottlers that are not owned and controlled by the Company.

During its term, which shall be for a minimum of two years beginning on January 1, 2014 and ending on December 31, 2015, the pricing of the concentrates for the Brands will be governed by the Agreement rather than the Cola and Allied Beverage Agreements, which are defined and described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012. The incidence prices that The Coca-Cola Company will charge under the Agreement for the concentrates purchased by the Company will be impacted by a number of factors, including the incidence rate for the Brands in effect from time to time, the Company’s pricing and sales of finished products that are covered by the Agreement, the channels in which the finished products covered by the Agreement are sold by the Company and the package mix of the Brands sold by the Company.

The Coca-Cola Company must give the Company at least 90 days’ written notice before changing the incidence rate, in which event the Company has the right to terminate the Agreement by giving notice to The Coca-Cola Company not less than 15 days prior to the date the change in incidence rate is scheduled to take effect. The Company further has the right to terminate the Agreement at the end of the next calendar quarter by giving 30 days’ written notice if The Coca-Cola Company offers a materially different incidence pricing agreement to any other bottler of the Brands.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the contents of such Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2013.

Item 8.01.	Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2013, the Company and The Coca-Cola Company entered into a non-binding letter of intent dated April 15, 2013 (the “LOI”) pursuant to which Coca-Cola Refreshments USA, Inc., a wholly-owned subsidiary of The Coca-Cola Company (“CCR”), will grant the Company certain exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed products in certain territories currently served by CCR located in eastern Tennessee and central Kentucky (the “Territory Grants”). The LOI also addresses certain other matters with respect to the Territory Grants, including the sale by CCR to the Company of certain third-party brand distribution rights and certain distribution assets and working capital relating to these acquired territories, all of which matters are described in the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2013.

The parties are continuing to negotiate and expect to execute definitive agreements for the proposed transaction described in the LOI in the first quarter of 2014 and to complete a series of closings by the end of 2014 or early 2015 to effect the proposed transaction. The parties’ expectations are subject, however, to future events and uncertainties, and there is no assurance that the definitive agreements will be reached and the closings of the proposed transaction will occur.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2014 Incidence Pricing Letter Agreement, dated December 20, 2013, between the Company and The Coca-Cola Company, by and through its Coca-Cola North America division.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: December 26, 2013	BY:	/s/ James E. Harris
James E. Harris
Principal Financial Officer of the Registrant
and
Senior Vice President, Shared Services
and
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
December 20, 2013	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	2014 Incidence Pricing Letter Agreement, dated December 20, 2013, between the Company and The Coca-Cola Company, by and through its Coca-Cola North America division.